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             LIST OF SUBSIDIARIES OF TRIATHLON BROADCASTING COMPANY



                                                                  STATE OF
                                                                INCORPORATION
                                                                -------------

Triathlon Broadcasting of Little Rock, Inc.                       Delaware
Triathlon Broadcasting of Omaha, Inc.                             Delaware
Triathlon Broadcasting of Lincoln, Inc.                           Delaware
Triathlon Broadcasting of Spokane, Inc.                           Delaware
Triathlon Broadcasting of Tri-Cities, Inc.                        Delaware
Triathlon Broadcasting of Wichita, Inc.                           Delaware
Wichita Operating Company                                         New York
Wichita Acquisition Corp.                                         New York
Triathlon Sports Programming, Inc.                                Delaware
TSPN, Inc.                                                        Delaware